SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report June 7, 2002 Commission File Number 1-5415

A. M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland 36-0879160

(State of other jurisdiction of incorporation) (IRS Employer Identification No.)

3400 North Wolf Road, Franklin Park, Illinois 60131

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (847) 455-7111

None

(Former name or former address, if changed since last report.)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective as of June 7, 2002, A. M. Castle & Co. (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent accountant. Effective as of June 7, 2002, the Company engaged Deloitte & Touche LLP as its independent accountant.

Neither Arthur Andersen's report on the Company's financial statements for the year ended December 31, 2000, nor its report for the year ended December 31, 2001, contained an adverse opinion or a disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company.

During the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the Company's dismissal of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report.

The Company requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of such letter, dated June 7, 2002, is filed herewith as Exhibit 16.1.
ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Exhibits

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange
Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. M. CASTLE & CO.
Registrant
/s/ G. Thomas McKane
President and Chief Executive Officer

Date: June 7, 2002

INDEX TO EXHIBITS

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange
Commission

ITEM: 16.1

ANDERSEN

Office of the Chief Accountant	Arthur Andersen LLP
Securities and Exchange Commission	33 West Monroe Street
450 Fifth Street, N.W.	Chicago, IL 60603-5385
Washington, D. C.	Tel 312 580 0033
www.andersen.com

June 7, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 7, 2002 of A. M. Castle & Co. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc: Edward F. Culliton

Vice President and Chief Financial Officer

A. M. Castle & Co.